As filed with the Securities and Exchange Commission on March 10, 2017

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0879433 (I.R.S. Employer Identification Number)

100 Union Square Drive

New Hope, PA 18938

(215) 862-1162

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederic Beckley

MeetMe, Inc.

Executive Vice President, General Counsel and Secretary

100 Union Square Drive

New Hope, PA 18938

(215) 862-1162

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please address a copy of all communications to:

James W. McKenzie, Jr.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-190535

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities	Amount to be	Proposed maximum aggregate	Amount of
to be registered	registered(1)	offering price(2)	registration fee(3)
Common Stock, par value $0.001 per share	$7,700,000	$7,700,000	$893

(1)

The Registrant previously registered an aggregate principal amount of $50,000,000 of Common Stock, Preferred Stock, Warrants and Units on the Registration Statement on Form S-3 (Registration No. 333-190535) and which a fee of $6,820 was paid. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of Common Stock having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-190535) is registered hereby.

(2)	Estimated solely for the purpose of calculating the fee pursuant to Rule 457(o) of the Securities Act.

(3)	Amount calculated pursuant to Section 6(b) under the Securities Act.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. This Registration Statement relates to the universal shelf Registration Statement on Form S-3 (Registration No. 333-190535) (the “Prior Registration Statement”) and is being filed for the sole purpose of registering $7,700,000 additional aggregate amount of Common Stock of the Registrant. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, Commonwealth of Pennsylvania, on March 10, 2017.

MEETME, INC.

By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel and Executive Vice President, Business Affairs

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoffrey Cook and Frederic Beckley, with full power to act without the other, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments) and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ GEOFFREY COOK	Chief Executive Officer and Director (principal executive	March 10, 2017
Geoffrey Cook	officer)

/s/ DAVID CLARK	Chief Financial Officer (principal financial officer and	March 10, 2017
David Clark	principal accounting officer)

/s/ SPENCER RHODES	Director, Chairman of the Board	March 10, 2017
Spencer Rhodes

*	Director	March 10, 2017
Jean Clifton

/s/ ERNESTO CRUZ	Director	March 10, 2017
Ernesto Cruz

/s/ CHRISTOPHER FRALIC	Director	March 10, 2017
Christopher Fralic

/s/ JASON WHITT	Director	March 10, 2017
Jason Whitt

* By: /s/ Frederic Beckley

Frederic Beckley

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

23.1	*	Consent of RSM US LLP.

23.2	*	Consent of Baker Tilly Virchow Krause, LLP

23.3	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on signature page).

24.2		Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement No. 333-190535 filed with the Securities and Exchange Commission on August 9, 2013).

_______

*     Filed herewith.